As filed with the Securities and Exchange Commission on August 15, 1997
                                                Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------
                          PRIME MEDICAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                 74-2652727
   (State or other jurisdiction of                   (I.R.S. Employer
    Incorporation or organization)                   Identification No.)
                   1301 Capital of Texas Highway, Suite C-300
                            Austin, Texas 78746-6550
              (Address of registrant's principal executive offices)
                    1993 STOCK OPTION PLAN OF NEW PMSI, INC.
                            (Full title of the plan)
                            ------------------------
                               KENNETH S. SHIFRIN
                          Prime Medical Services, Inc.
                   1301 Capital of Texas Highway, Suite C-300
                            Austin, Texas 78746-6550
                                 (512) 328-2892
                       (Name, address and telephone number
                       of registrant's agent for service)
                       ----------------------------------
                                   Copies to:
                               TIMOTHY L. LA FREY
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1900 Frost Bank Plaza
                               816 Congress Avenue
                               Austin, Texas 78701
                                 (512) 499-6200
                                 --------------
This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises under the Plan.
          -----------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

Title of securities              Proposed maximum       Offering               Proposed maximum           Amount of
 to be registered                 amount to be            price                    aggregate           registration fee
                                  registered(1)          per share              offering price

Common Stock, $.01 par value(1)      500,000            $ 10.8125(2)              $5,406,250(2)          $ 1,638.26(2)

----------------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to the antidilution provisions of the Plan. This Registration Statement also pertains to rights to purchase shares of Common Stock of the Registrant. One right is attached to and trades with each share of Common Stock of the Registrant. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h), using the average of the high and low sales prices reported on The Nasdaq National Market for the Registrant's Common Stock on August 14, 1997.

         As filed with the Securities and Exchange Commission on August 15, 1997
                                                       Registration No. 33-



                                     PART II

               Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

     Prime  Medical  Services,  Inc.,  formerly  known as New  PMSI,  Inc.  (the
"Company") has previously filed a Registration Statement on Form S-8, Registration No. 33-70478 with the Securities and Exchange Commission (the "Commission") with respect to the registration of securities of the same class, relative to the same employment benefit plan, as the securities being registered pursuant to this Registration Statement.

     The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

     (a) The Form S-8 Registration Statement filed by the Company on October 18, 1993 with the Commission as Registration No. 33-70478;

     (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997;

     (d) The description of the Company's outstanding Common Stock contained in the Company's Form 8-A, dated September 14, 1993; and

     (e) The description of the rights issued to stockholders of the Company contained in the Company's Form 8-A, dated March 10, 1994.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.       Exhibits
-------       --------

     Exhibit Number                 Exhibit
     --------------                 -------

         5.1             Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

         23.1            Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         (included in the Opinion filed as Exhibit 5.1 to this
                          Registration Statement)

         23.2            Consent of KPMG Peat Marwick LLP

         24.1            Power of Attorney (reference is made to the Signature
                          Page of this Registration Statement)

         99.1            First Amendment to 1993 Stock Option Plan of Prime
                          Medical Services, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 15th day of August, 1997.
                                        PRIME MEDICAL SERVICES, INC.


                                        By       /s/ Cheryl Williams
                                                 -------------------
                                                 Cheryl Williams
                                                 Vice President-Finance

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Prime Medical Services, Inc., a Delaware corporation, do hereby constitute and appoint Kenneth S. Shifrin and Cheryl Williams, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.



          Signature                  Title                            Date
          ---------                  -----                            ----


/s/ Kenneth S. Shifrin      Chairman of the Board and
----------------------
   KENNETH S. SHIFRIN       Director                            August 15, 1997



/s/ Joseph Jenkins, M.D.    President, Chief Executive Officer
------------------------
  JOSEPH JENKINS, M.D.      and Director                        August 15, 1997



/s/ Cheryl Williams         Chief Financial Officer, Vice
-------------------
  CHERYL WILLIAMS           President--Finance and Secretary
                            (Chief Accounting Officer)          August 15, 1997



/s/ Paul R. Butrus                 Director                     August  1, 1997
------------------
  PAUL R. BUTRUS

/s/ William E. Foree, M.D.         Director                     August  4, 1997
--------------------------
  WILLIAM E. FOREE, M.D.



/s/ Irwin Katz                     Director                     August 15, 1997
--------------
  IRWIN KATZ



/s/ John A. McEntire IV            Director                     August 15, 1997
-----------------------
  JOHN A. MCENTIRE IV



/s/ William A. Searles             Director                     August 15, 1997
----------------------
  WILLIAM A. SEARLES



/s/ Michael J. Spaulding, M.D.     Director                     August  1, 1997
------------------------------
  MICHAEL J. SPALDING, M.D.

INDEX TO EXHIBITS



                                                               Sequentially
                                                                 Numbered
Exhibit Number           Exhibit                                   Page
--------------           -------                                   ----

    5.1             Opinion of Akin, Gump, Strauss,                   2
                      Hauer & Feld, L.L.P.

   23.1             Consent of Akin, Gump, Strauss,
                      Hauer & Feld, L.L.P. (included
                      in the Opinion filed as Exhibit 5.1
                      to this Registration Statement)                 -

   23.2             Consent of KPMG Peat Marwick LLP                  3

   24.1             Power of Attorney (reference is made to
                      the Signature Page of this
                      Registration Statement)                         -

   99.1             First Amendment to 1993 Stock Option Plan
                      of Prime Medical Services, Inc.                 4



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